SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2025

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ 85260

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of SolarWindow Technologies, Inc. (the “Company”) appointed Amit Singh, the Company's President and Chief Executive Officer (“President and CEO”), to the Board of Directors effective August 1, 2025 (the "Effective Date") and subject to execution of the Offer Letter (as defined below).

Prior to his appointment to the Board, Mr. Singh served and will continue to serve as the Company’s President and CEO. Prior to his appointment as the Company's President and CEO, Mr. Singh, Age 45, served as the Company’s Vice President from February 2021 to April 2024, and most recently has been responsible for managing and advancing: the Company’s research and development towards productization; streamlining and aligning intellectual property with business priorities; implementing operating efficiencies to optimize costs; and engagement with research, product development, and manufacturing organizations.

There are no family relationships existing between Mr. Singh and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Singh or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Singh and any other persons pursuant to which Mr. Singh was appointed to the position as a member of the board. Mr. Singh has provided consulting services through Damaak Group Inc. to the Company and other private and public companies, including RenovaCare, Inc.

Except as specifically set forth in the Director Offer Letter effective August 1, 2025 (the “August 2025 Offer Letter”), relating to his term as a director of the Company, Mr. Singh’s relationship with Company will continue to be governed by the May 14, 2024 Offer letter between the Company and Mr. Singh (the “May 2024 Employment Agreement”). A copy of the May 2024 Employment Agreement can be found at https://www.sec.gov/ix?doc=/Archives/edgar/data/1071840/000117184324002977/f8k_052024.htm

Mr. Singh also continues to be bound to the terms of the Company’s Employee Proprietary Information and Inventions Agreement which was executed as a condition of his appointment and employment as the Company’s President and CEO.

The foregoing description of the August 2025 Offer Letter is qualified in its entirety by reference to the full text of the August 2025 Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Offer Letter dated Effective as of August 1, 2025 , between SolarWindow Technologies, Inc. and Amit Singh. certain private portions of this Exhibit 10.1 have been omitted.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer